    As filed with the Securities and Exchange Commission on January 20, 2000

                           Registration No. 333-32099

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     -------------------------------------
                       POST-EFFECTIVE AMENDMENT NO. 8 TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                     -------------------------------------
                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                      6200 The Corners Parkway, Suite 250
                            Norcross, Georgia  30092
                                 (770) 449-7800
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                 Douglas P. Williams, Executive Vice President
                      6200 The Corners Parkway, Suite 250
                            Norcross, Georgia 30092
                                  770-449-7800
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                             Donald Kennicott, Esq.
                            Michael K. Rafter, Esq.
                              Holland & Knight LLP
                  1201 West Peachtree Street, N.W., Suite 2000
                          Atlanta, Georgia  30309-3400
                                 (404) 817-8500

                     -------------------------------------

              Maryland                                   58-2328421
          (State or other                             (I.R.S. Employer
   Jurisdiction of Incorporation)                   Identification Number)

                     -------------------------------------

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_] ____________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

                     -------------------------------------
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                            Deregistration of Shares

     Wells Real Estate Investment Trust, Inc. (the "Registrant") filed a Registration Statement on Form S-11 (Commission File No. 333-32099) (the "Registration Statement"), which the Securities and Exchange Commission declared effective on January 30, 1998, pursuant to which the Registrant registered 16,500,000 shares of its common stock, of which 14,400,000 shares were offered to the public on a "best efforts" basis, 1,500,000 shares were offered pursuant to the dividend reinvestment plan, and 600,000 shares were registered for issuance to participating broker-dealers upon their exercise of soliciting dealer warrants.

     As of December 20, 1999, the Registrant had sold a total of 13,218,192 shares pursuant to the Registration Statement, including 13,014,370 shares sold to the public and 203,822 shares sold pursuant to the dividend reinvestment plan. As of December 20, 1999, the Registrant has terminated the offering of the shares covered by this Registration Statement, and hereby deregisters the remaining 3,281,808 shares, including 1,385,630 shares offered to the public, 1,296,178 shares offered pursuant to the dividend reinvestment plan and 600,000 shares to be issued upon exercise of the soliciting dealer warrants, all of which were previously registered under the Registration Statement and remained unsold as of December 20, 1999.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 8 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 18th day of January, 2000.

                                 WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                 A Maryland corporation
                                 (Registrant)

                                 By: /s/ Leo F. Wells, III
                                    ---------------------------------
                                         Leo F. Wells, III, President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to Registration Statement has been signed below on January 18, 2000 by the following persons in the capacities indicated.

Name                               Title
----                               -----

/s/ Leo F. Wells, III              President and Director
-----------------------------      (Principal Executive Officer)
Leo F. Wells, III

/s/ Douglas P. Williams            Executive Vice President (Principal
-----------------------------      Financial and Accounting Officer)
Douglas P. Williams

/s/ John L. Bell            *      Director
-----------------------------
John L. Bell

/s/ Richard W. Carpenter    *      Director
-----------------------------
Richard W. Carpenter

/s/ Bud Carter              *      Director
-----------------------------
Bud Carter

/s/ William H. Keogler, Jr. *      Director
-----------------------------
William H. Keogler, Jr.

/s/ Donald S. Moss          *      Director
-----------------------------
Donald S. Moss

/s/ Walter W. Sessoms       *      Director
-----------------------------
Walter W. Sessoms

/s/ Neil H. Strickland      *      Director
-----------------------------
Neil H. Strickland

* By Leo F. Wells, III, as Attorney-in-fact, pursuant to Power of Attorney dated August 19, 1998 and included as Exhibit 24.1 hereto.

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                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

24.1            Power of Attorney, filed herewith